          AMENDMENT No. 2 dated as of September 17, 1996 (this "AMENDMENT"), to the Credit Agreement, dated as of March 20, 1996, as amended (the "CREDIT AGREEMENT"), among Riverwood International Corporation (as successor to RIC Holding, Inc.) (the "PARENT BORROWER"), the Foreign Subsidiary Borrowers (as therein defined), the several banks and other financial institutions parties to the Credit Agreement (the "LENDERS") and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :


          WHEREAS, the Parent Borrower has requested that the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders agree to amend (a) subsections 4.4(b), 4.4(f) and 8.6(j) of the Credit Agreement with respect to the sale by Riverwood of certain assets, including 538,000 acres of owned or leased timberlands, two sawmills, a plywood plant, a tree nursery and related inventory, to Plum Creek Timber Company, L.P. ("PLUM CREEK") (such sales, collectively, the "TIMBERLAND SALE") pursuant to the Asset Purchase Agreement, dated as of August 6, 1996 (the "TIMBERLAND SALE AGREEMENT"), among Plum Creek, the Parent Borrower and New River Timber, LLC, (b) certain reporting requirements contained in subsections 7.1 and 7.2 of the Credit Agreement and
(c) the financial covenants in subsection 8.1 of the Credit Agreement and certain negative covenants contained in the Credit Agreement; and

          WHEREAS, the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders are willing to agree to the requested amendments and waiver on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          A. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

          B. AMENDMENT OF SUBSECTION 1.1 (DEFINED TERMS). Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definition, to appear in alphabetical order:

          "'TIMBERLAND SALE': the sale by Riverwood and Timber LLC to Plum Creek Timber Company, L.P., of all or part of their right, title and interest in and to approximately 529,000 acres of owned timberlands, approximately 9,000 acres of leased timberlands, two sawmill facilities, a plywood facility, a tree nursery, certain related inventory (including purchased timber and timber rights) and certain other related assets, or as may otherwise be provided in the Asset Purchase Agreement, dated as of August 6, 1996, among Plum Creek Timber Company, L.P., Riverwood and Timber LLC."

          C. AMENDMENT OF SUBSECTION 4.4(b) (OPTIONAL AND MANDATORY PREPAYMENTS). Subsection 4.4(b) of the Credit Agreement is hereby amended by inserting before "and" at the end of clause (y) thereof the following:

     "(or, with respect to the Timberland Sale, $400,000,000)";

          D. AMENDMENT OF SUBSECTION 4.4(c) (OPTIONAL AND MANDATORY PREPAYMENTS). Subsection 4.4(c) of the Credit Agreement is hereby amended by deleting in its entirety the last proviso contained therein.

          E. AMENDMENT OF SUBSECTION 4.4(f) (OPTIONAL AND MANDATORY PREPAYMENTS). Subsection 4.4(f) of the Credit Agreement is hereby amended by inserting at the end of the second sentence thereof the following:

     ", PROVIDED, HOWEVER, that (x) any such payment (including such payment resulting from the Timberland Sale) made within twelve months, or in the case of the Timberland Sale eighteen months, prior to the date on which an installment of the principal thereof is scheduled to be made may, at the option of the Parent Borrower with respect to the Tranche A Term Loans and, so long as no holder thereof declines its share of such prepayment after it is permitted to do so as contemplated by the next succeeding sentence of this subsection 4.4(f), the Tranche B Term Loans and the Tranche C Term Loans, be applied to such installment and (y) in the event that any Lender holding a Tranche B Term Loan or a Tranche C Term Loan declines to accept its share of the prepayment related to the Timberland Sale, the Parent Borrower may apply up to $75,000,000 of such declined shares in the aggregate to such installments of the Tranche A Term Loan as it may elect."

          F. AMENDMENT OF SUBSECTION 7.1(c) (FINANCIAL STATEMENTS). Subsection 7.1(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

          "(c) as soon as available, but in any event not later than the fifth Business Day after the 30th day following the end of each fiscal month of each fiscal year of Holding (or the 45th day in the case of any such month ending on the last day of a fiscal quarter), an unaudited consolidated balance sheet for Holding and its consolidated Subsidiaries as at the end of such month and related consolidated statement of operations, summary statement of cash flows and a preliminary calculation of EBITDA (which preliminary calculation shall reflect the Parent Borrower's reasonable best estimate thereof but need not be computed in accordance with GAAP), setting forth, with respect to any such month ending after March 31, 1997, in comparative form the budgeted figures (as adjusted consistent with past practice but computed only with respect to its consolidated statement of operations) for the relevant period and the figures as at the end of, or for, the corresponding fiscal month of the previous fiscal year."

          G. AMENDMENT OF SUBSECTION 7.2(d) (CERTIFICATES; OTHER INFORMATION). Subsection 7.2(d) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

     "(d)  [intentionally omitted];"

          H. AMENDMENT OF SUBSECTION 8.1(a) (MAINTENANCE OF CONSOLIDATED NET WORTH). Subsection 8.1(a) of the Credit Agreement is hereby amended by deleting in its entirety and substituting in place thereof the following:

          "(a) MAINTENANCE OF CONSOLIDATED NET WORTH. Permit Consolidated Net Worth of Holding at any time to be less than the sum of (i) $450,000,000 and (ii) 50% of the Consolidated Net Income (if positive) of Holding for each completed fiscal year of Holding commencing on or after January 1, 1997."

          I. AMENDMENT OF SUBSECTION 8.1(b) (MAINTENANCE OF CONSOLIDATED INTEREST EXPENSE RATIO). Subsection 8.1(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

          "(b) MAINTENANCE OF CONSOLIDATED INTEREST EXPENSE RATIO. Permit, for any period of four consecutive fiscal quarters of Holding (or, if less than four full fiscal quarters shall have begun after and elapsed since the Effective Date, such lesser number of elapsed full fiscal quarters) ending during any test period set forth below, the Consolidated Interest Expense Ratio at the last day of such consecutive fiscal quarter period, to be less than the ratio set forth opposite such test period below:


            Test Period                              Ratio
            -----------                              -----

December 31, 1996 - December 30, 1997             0.9  to 1.00

December 31, 1997 - December 30, 1998             1.00 to 1.00

December 31, 1998 - December 30, 1999             1.35 to 1.00

December 31, 1999 - December 30, 2000             1.75 to 1.00

December 31, 2000 - December 30, 2001             1.85 to 1.00

December 31, 2001 - December 30, 2002             2.25 to 1.00

December 31, 2002 - December 30, 2003             2.50 to 1.00

Thereafter                                        3.00 to 1.00"

          J. AMENDMENT OF SUBSECTION 8.1(c) (MAINTENANCE OF LEVERAGE RATIO). Subsection 8.1(c) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

          "(c) MAINTENANCE OF MINIMUM EBITDA. Permit EBITDA, for any period of four consecutive fiscal quarters of Holding ending during any test period set forth below (except that EBITDA for the test period ending December 31, 1996 shall be computed based on the results of the last three consecutive fiscal quarters ending on such date multiplied by 4/3), to be less than the amount set forth opposite such test period below:

            Test Period                              Ratio
            -----------                              -----

December 31, 1996 - December 30, 1997             $150,000,000

December 31, 1997 - December 30, 1998             $160,000,000

December 31, 1998 - December 30, 1999             $240,000,000

December 31, 1999 - December 30, 2000             $300,000,000

December 31, 2000 - December 30, 2001             $325,000,000

December 31, 2001 - December 30, 2002             $375,000,000

Thereafter                                        $400,000,000"

          K. AMENDMENT OF SUBSECTION 8.6(j) (LIMITATION ON SALE OF ASSETS). Subsection 8.6(j) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

          "(j) any Asset Sale contemplated on Schedule 8.6(j), or any other Asset Sales by RIC Holding or any of its Subsidiaries the Net Cash Proceeds of which other Asset Sales do not exceed $50,000,000 in the aggregate after the Effective Date, PROVIDED that (A) in the case of any such Asset Sale other than the Timberland Sale, an amount equal to 100% of the Net Cash Proceeds of such Asset Sale LESS the Reinvested Amount is applied in accordance with subsection 4.4(b)(ii), or (B) in the case of the Timberland Sale, $400,000,000 in proceeds of such Asset Sale is applied in accordance with subsection 4.4(b)(ii)."

          L. AMENDMENT OF SCHEDULE 8.6(j) (PERMITTED ASSET SALES). Schedule 8.6(j) of the Credit Agreement is hereby amended by inserting at the end of such Schedule the following:

     "6.  The Timberland Sale."

          M. AMENDMENT OF SUBSECTION 8.7(d) (LIMITATION ON DIVIDENDS). Subsection 8.7(d) of the Credit Agreement is hereby amended by inserting at the end thereof the following:

     "PROVIDED, FURTHER, that the cash dividends paid in respect of a repurchase from any single Management Investor shall be limited to $300,000 in any period of twelve consecutive months and the cash dividends paid in respect of repurchases from Management Investors shall not exceed in the aggregate during each fiscal year of Holding set forth below the amount set forth opposite such fiscal year below:

          Fiscal Year                   Amount
          -----------                   ------

          1996                          $3,000,000

          1997                          $3,000,000

          1998                          $4,000,000

          1999 and thereafter           $5,000,000

          N. AMENDMENT OF SUBSECTION 8.8 (LIMITATION ON CAPITAL EXPENDITURES). Subsection 8.8 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following:

          "8.8 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations); PROVIDED that RIC Holding and its Subsidiaries may make Capital Expenditures in an amount not to exceed, for any test period set forth below, the amount set forth opposite such test period below:

            Test Period                              Ratio
            -----------                              -----

Effective Date  - December 31, 1996               $190,000,000

January 1, 1997 - December 31, 1997               $190,000,000

January 1, 1998 - December 31, 1998               $175,000,000

January 1, 1999 - December 31, 1999               $160,000,000

January 1, 2000 - December 31, 2000               $160,000,000

January 1, 2001 - December 31, 2001               $160,000,000

January 1, 2002 - December 31, 2002               $160,000,000

January 1, 2003 - December 31, 2003               $160,000,000

January 1, 2004 - December 31, 2004               $160,000,000"

     ; PROVIDED that (x) the Capital Expenditures permitted to be made during any such test period shall be reduced by the aggregate amount spent for acquisitions made during such test period pursuant to subsection 8.10(ii), (y) up to $50,000,000 of any Capital Expenditures permitted to be made during any test period and not made during such test period may be carried over and expended during the next succeeding test period and (z) up to $25,000,000 of any Capital Expenditures permitted to be made during any test period and not made during such test period (to the extent not expended during the next succeeding test period) may be carried over and expended during the second succeeding test period."

          O. AMENDMENT TO SUBSECTION 8.10 (LIMITATION ON CERTAIN ACQUISITIONS. The portion of clause (ii) of subsection 8.10 of the Credit Agreement before the proviso thereto is hereby amended by deleting it in its entirety and substituting in place thereof the following:

     "(ii) both (A) the aggregate consideration paid by RIC Holding and its Subsidiaries in connection with all such acquisitions made pursuant to this clause (ii) since the Effective Date does not exceed at any time an amount equal to $30,000,000 and (B) at the time of any such acquisition RIC Holding and its Subsidiaries would be permitted to make Capital Expenditures in an amount equal to the consideration being paid for such acquisition;"

          P. CONDITIONS TO EFFECTIVENESS. (a) The effectiveness of this Amendment (other than of Sections H, I and J hereof) shall be subject to the satisfaction of the following conditions precedent:

          1. AMENDMENT. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and consented to by the requisite number of lenders to the Credit Agreement and the Machinery Credit Agreement for each of the amendments provided for herein.

          2. NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date (as hereinafter defined) or after giving effect to this Amendment.

          3. CERTIFICATE. The Administrative Agent shall have received a certificate of the Borrower, dated the

     Amendment Effective Date, certifying the satisfaction of clause 2 above.

          4. REAFFIRMATION OF GUARANTEES. The Administrative Agent shall have received a reaffirmation of the Holding Guarantee and the Subsidiaries Guarantee executed by Holding and the Domestic Subsidiaries, respectively, forms of which are attached hereto as Exhibit A and Exhibit B, respectively.

          (b) The effectiveness of Sections H, I, and J hereof shall be subject to the satisfaction of the conditions precedent specified in paragraph (a) of this Section P and the condition precedent that the Timberland Sale shall have been consummated in accordance with the Timberland Sale Agreement (including the execution and delivery of the Wood Products Supply Agreement referred to therein) in all material respects, other than with respect to matters to which the Administrative Agent has expressly agreed.

          Q. AGREEMENTS RELATED TO TIMBERLAND SALE. In connection with the Timberland Sale, (a) the Parent Borrower hereby irrevocably agrees to make an optional prepayment of the Revolving Credit Loans in an amount equal to the excess of the Net Cash Proceeds of the Timberland Sale over the portion of the Net Cash Proceeds thereof required to be used to prepay the Term Loans, on the date of such prepayment of the Term Loans, and (b) the Parent Borrower hereby elects to permit any Lender having a Tranche B Term Loan or Tranche C Term Loan to decline receipt of its share of any such prepayment as contemplated by subsection 4.4(f). This paragraph shall constitute notice to the Lenders by the Parent Borrower and the Administrative Agent as required and contemplated by subsections 4.4(a) and 4.4(f).

          R. REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders to enter into this Amendment, the Parent Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); PROVIDED that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

          S.  MISCELLANEOUS.

          1. EFFECTIVE DATE. As used in this Amendment the term "AMENDMENT EFFECTIVE DATE" shall mean the date on which all conditions precedent set forth in paragraph (a) of Section P hereof shall have been satisfied.

          2. APPLICABLE LAW AND JURISDICTION. This Amendment has been executed and delivered in New York, New York, and the rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

          3. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          4. FEES AND EXPENSES. The Parent Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Simpson Thacher & Bartlett.

          5. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Parent Borrower and its successors and assigns, and upon the Administrative Agent, the Lenders and the Machinery Credit Agreement Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender or Machinery Credit Agreement Lender prior to the Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

          6. CONTINUING EFFECT. Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent, the Lenders or the Machinery Credit Agreement Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                        RIVERWOOD INTERNATIONAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Title:


                                        THE CHASE MANHATTAN BANK (formerly known
                                           as Chemical Bank), as Administrative
                                           Agent,Swing Line Lender, Issuing
                                           Lender and Lender

                                        By:
                                           -------------------------------------
                                           Title:


CONSENTED TO:

ACADIA PARTNERS, L.P.

By:  Acadia FW Partners, L.P.
     as General Partner of Acadia
     Partners, L.P.

     By: Acadia MGP, Inc. as
         Managing General
         Partner of the General
         Partner


     By:
        -------------------------
        Title:

AERIES FINANCE LTD.


By:
   ---------------------------
   Title:


ARAB AMERICAN BANK


By:
   ---------------------------
   Title:


BHF-BANK AKTIENGESELLSCHAFT


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


BANCO ESPIRITO SANTO e COMERCIAL
     de LISBOA, NASSAU BRANCH


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


BANK OF AMERICA ILLINOIS


By:
   ---------------------------
   Title:

BANK OF MONTREAL


By:
   ---------------------------
   Title:


THE BANK OF NOVA SCOTIA


By:
   ---------------------------
   Title:


BANK OF TOKYO-MITSUBISHI, LTD.


By:
   ---------------------------
   Title:



THE BANK OF NEW YORK


By:
   ---------------------------
   Title:


BANQUE NATIONALE DE PARIS


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:

BANQUE WORMS CAPITAL CORPORATION


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


BZW DIVISION OF BARCLAYS BANK PLC


By:
   ---------------------------
   Title:


CAPTIVA FINANCE LTD.


By:
   ---------------------------
   Title:


CHL HIGH YIELD LOAN PORTFOLIO,
  a unit of The Chase Manhattan Bank


By:
   ---------------------------
   Title:


CIBC INC.


By:
   ---------------------------
   Title:


CERES FINANCE, LTD.


By:
   ---------------------------
   Title:

CHRISTIANIA BANK OG KREDITKASSE


By:
   ---------------------------
   Title:


CITIBANK


By:
   ---------------------------
   Title:


CoBANK, ACB


By:
   ---------------------------
   Title: CoBANK, ACB


COMERICA BANK


By:
   ---------------------------
   Title:


COMPAGNIE FINANCIERE DE CIC ET
  DE L'UNION EUROPEENNE


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


CREDIT AGRICOLE


By:
   ---------------------------
   Title:

COOPERATIEVE CENTRALE
  RAIFFEISEN-BOERENLEENBANK B.A.,
  "RABOBANK NEDERLAND", NEW YORK BRANCH


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


CREDITANSTALT-BANKVERIEN


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


CREDIT SUISSE


By:
   ---------------------------
   Title:


By:
   ---------------------------
   Title:


DLJ CAPITAL FUNDING, INC.


By:
   ---------------------------
   Title:


THE FIRST NATIONAL BANK OF CHICAGO


By:
   ---------------------------
   Title:

FIRSTRUST BANK


By:
   ---------------------------
   Title:


FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA


By:
   ---------------------------
   Title:


THE FUJI BANK, LIMITED,
  ATLANTA AGENCY


By:
   ---------------------------
   Title:


GOLDMAN SACHS CREDIT PARTNERS


By:
   ---------------------------
   Title:


HIBERNIA NATIONAL BANK

By:
   ---------------------------
   Title:


IMPERIAL BANK


By:
   ---------------------------
   Title:


INDOSUEZ CAPITAL FUNDING II, LTD.


By:
   ---------------------------
   Title:

ING CAPITAL CORPORATION


By:
   ---------------------------
   Title:


ING CAPITAL ADVISORS, INC.


By:
   ---------------------------
   Title:


KEYPORT LIFE INSURANCE COMPANY


By:
   ---------------------------
   Title:


MEDICAL LIABILITY MUTUAL INSURANCE COMPANY


By:
   ---------------------------
   Title:


MELLON BANK, N.A.


By:
   ---------------------------
   Title:


MERRILL LYNCH PRIME RATE PORTFOLIO
By: Merrill Lynch Asset Management, L.P.,
      as Investment Advisor


By:
   ---------------------------
   Title:

MERRILL LYNCH SENIOR FLOATING RATE
  FUND, INC.


By:
   ---------------------------
   Title:


MERRILL LYNCH, PIERCE, FENNER


By:
   ---------------------------
   Title:


MIDLAND BANK PLC, NEW YORK BRANCH


By:
   ---------------------------
   Title:


THE MITSUBISHI TRUST AND BANKING
  CORPORATION


By:
   ---------------------------
   Title:


MORGAN GUARANTY TRUST CO.


By:
   ---------------------------
   Title:


MORGAN STANLEY SENIOR FUNDING INC.


By:
   ---------------------------
   Title:

NATIONAL BANK OF KUWAIT


By:
   ---------------------------
   Title:


NATIONAL CITY BANK


By:
   ---------------------------
   Title:


NATIONSBANK, N.A.


By:
   ---------------------------
   Title:


NEW YORK LIFE INSURANCE AND ANNUITY
  CORPORATION


By:
   ---------------------------
   Title:


NEW YORK LIFE INSURANCE
  COMPANY


By:
   ---------------------------
   Title:


ORIX USA CORPORATION


By:
   ---------------------------
   Title:


PNC BANK, NATIONAL ASSOCIATION


By:
   ---------------------------
   Title:

PILGRIM AMERICA PRIME RATE TRUST


By:
   ---------------------------
   Title:


PROTECTIVE LIFE INSURANCE COMPANY


By:
   ---------------------------
   Title:


RESTRUCTURED OBLIGATIONS BACKED
  BY SENIOR ASSETS B.V.


By:
   ---------------------------
   Title:


SENIOR DEBT PORTFOLIO
By: Boston Management and Research,
   as Investment Advisor

By:
   ---------------------------
   Title:


SENIOR HIGH INCOME PORTFOLIO, INC.


By:
   ---------------------------
   Title:


SOCIETE GENERALE


By:
   ---------------------------
   Title:

SOUTHERN PACIFIC THRIFT & LOAN
  ASSOCIATION


By:
   ---------------------------
   Title:


STRATA FUNDING LTD.


By:
   ---------------------------
   Title:


TORONTO DOMINION (TEXAS), INC.


By:
   ---------------------------
   Title:


WELLS FARGO BANK, N.A.


By:
   ---------------------------
   Title:


THE YASUDA TRUST BANKING COMPANY,
  LTD.


By:
   ---------------------------
   Title:

                                                                       EXHIBIT A


                       REAFFIRMATION OF HOLDING GUARANTEE


          The undersigned hereby (i) acknowledges receipt of a copy of, and hereby consents to the matters set forth in, the foregoing Amendment and (ii) ratifies and confirms in all respects its obligations under the Holding Guarantee (as defined in such Amendment).


Dated as of:  September __, 1996


                                        RIVERWOOD HOLDING, INC.


                                        By:
                                           --------------------------------
                                           Title:

                                                                       EXHIBIT B

                     REAFFIRMATION OF SUBSIDIARIES GUARANTEE


          The undersigned hereby (i) acknowledge receipt of a copy of, and hereby consent to the matters set forth in, the foregoing Amendment and (ii) ratify and confirm in all respects their obligations under the Subsidiaries Guarantee (as defined in such Amendment).


Dated as of:  September __, 1996


                                        NEW RIVER TIMBER, INC.


                                        By:___________________________
                                           Title:


                                        SLEVIN SOUTH COMPANY


                                        By:___________________________
                                           Title:


                                        RIVERWOOD INTERNATIONAL
                                          ENTERPRISES, INC.


                                        By:___________________________
                                           Title:


                                        RIVERWOOD INTERNATIONAL MACHINERY, INC.


                                        By:___________________________
                                           Title:


                                        PINE PIPELINE, INC.


                                        By:___________________________
                                           Title:

                                                                       EXHIBIT B


                                        RIVERWOOD SWEDISH INVESTMENTS, INC.


                                        By:___________________________
                                           Title: